Exhibit 99.1

Suncrete Completes Oklahoma Acquisition

Company Enters Oklahoma City Metro Area with 20 Plants

Dallas, TX, October, 21, 2025 – Concrete Partners Holding, LLC (d.b.a. Suncrete), a ready-mix concrete logistics and distribution platform strategically located in Oklahoma and Arkansas (“Suncrete” or the “Company”), and Haymaker Acquisition Corp. 4 (NYSE: HYAC), a publicly traded special purpose acquisition company (“Haymaker”), today announced that Suncrete has acquired substantially all of the assets of SRM, Inc. DBA Schwarz Ready Mix and SRM Leasing, LLC and all of the issued and outstanding equity interests of Schwarz Sand, LLC (such assets and equity interests, collectively, “Schwarz”), which companies collectively run a ready-mix concrete business in Oklahoma City, Oklahoma, and surrounding areas.

Randall Edgar, Suncrete’s Chief Executive Officer, said, “Today's acquisition significantly expands our operations in the fast-growing Oklahoma City metro area while strategically growing our geographic footprint in the state. With today’s transaction, we immediately gain 20 ready-mix plants and more than 100 mixer trucks. We are pleased to welcome more than 200 Schwarz employees to Suncrete. The strong Schwarz reputation represents more than 75 years of service in Oklahoma City, and we greatly value their capabilities and local relationships with a customer-first focus in a dynamic and growing market.”

Edgar added, “This acquisition exemplifies our growth strategy to expand Suncrete’s geographic reach, scale our business into new local markets and increase our asset base for the production and delivery of high-quality concrete. In addition, we believe this expansion creates new incremental growth opportunities in the surrounding markets. Through our differentiated strategy and company culture, extensive operational experience, technological sophistication, and customer focus, we believe Suncrete can continue to gain scale and grow in the highly fragmented ready-mix industry across the high-growth Sunbelt region of the United States.”

About Suncrete

Suncrete is a pure-play ready-mix concrete company strategically positioned across Oklahoma and Arkansas with plans to expand throughout the rapidly growing and economically resilient U.S. Sunbelt region. Suncrete is a scalable and vertically integrated logistics and distribution platform operating as a mission-critical partner in the construction value chain. The Company operates batching plants, a dedicated fleet of owned mixer trucks and a tech-enabled dispatch infrastructure supporting a diversified customer base across public infrastructure, commercial and residential sectors. Headquartered in Tulsa, Oklahoma, Suncrete operates under a decentralized plant network strategy with regionally centralized oversight of pricing, customer relationships and fleet utilization with consistent customer engagement across markets to deliver products on time and on spec. Suncrete’s local market leadership, scale and integrated logistics position it as a trusted partner in some of the nation’s most attractive, fastest growing, and most resilient construction markets. The Company is well-aligned to benefit from ongoing population growth, urbanization trends and infrastructure investment across the Sunbelt.

Suncrete - News Release

About Haymaker Acquisition Corp. 4

Haymaker is a blank check company formed for the purpose of effecting a business combination, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker is led by Vice President Andrew Heyer and Chief Executive Officer and Chief Financial Officer Christopher Bradley.

Additional Information and Where To Find It

In connection with the previously-announced proposed business combination between Haymaker and Suncrete (the “Business Combination” or “Transaction”), Suncrete, Inc., a Delaware corporation and direct wholly owned subsidiary of Haymaker (“PubCo”), and Suncrete intend to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement with respect to Haymaker’s shareholder meeting to vote on the Transaction and a prospectus with respect to PubCo’s securities to be issued in connection with the Transaction (the “proxy statement/prospectus”), as well as other relevant documents concerning the Transaction. After the registration statement is declared effective by the SEC, the definitive proxy statement/prospectus included in the registration statement will be mailed to the shareholders of Haymaker as of the record date to be established for voting on the Business Combination. INVESTORS AND SHAREHOLDERS OF HAYMAKER ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about PubCo, Haymaker and Suncrete, without charge, once available, at the SEC’s website, http://www.sec.gov.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transaction. This press release shall also not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Suncrete - News Release

Participants in Solicitation

Haymaker and PubCo and their respective directors, executive officers and certain other members of management and employees, may be deemed under SEC rules to be participants in the solicitation of proxies from Haymaker’s shareholders in connection with the Business Combination. Information regarding the persons who may be considered participants in the solicitation of proxies in connection with the proposed Business Combination, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. Information regarding the directors and executive officers of Haymaker is set forth in Part II, Item 10. Directors, Executive Officers and Corporate Governance of Haymaker’s Annual Report on Form 10-K for the year ended December 31, 2024. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties.

Examples of forward-looking statements include, but are not limited to, statements with respect to the anticipated benefits the Schwarz acquisition, and Suncrete’s expectations, intentions, strategies, assumptions or beliefs about future events, results at operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. These include Suncrete’s ability to successfully integrate the Schwarz businesses, risks related to disruption of management time from ongoing business operations due to the transaction, risks related to the incurrence of substantial transaction costs, the risk that the transaction could have an adverse effect on the ability of Suncrete or Schwarz to retain customers and retain and hire key personnel and maintain relationships with their respective suppliers and customers, and the risk that Suncrete and Schwarz may be unable to achieve synergies or it may take longer than expected to achieve those synergies. The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section Haymaker’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the registration statement on Form S-4 and proxy statement/prospectus that will be filed by PubCo and Suncrete, and other documents filed or to be filed by PubCo, Haymaker and Suncrete from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that none of PubCo, Suncrete or Haymaker presently know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation, or intends, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the parties or any of their representatives gives any assurance that PubCo, Suncrete or Haymaker will achieve its expectations.

Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

Suncrete@DennardLascar.com

(713) 529-6600

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